Exhibit 99.1

N2OFF Announcing Corporate Rebranding as Nexentis Technologies - Innovative AI and Data Driven Computational Biotech Company

New identity reflects Company’s evolution into an innovative data driven biotech company leveraging MITOLINE™ and mitochondrial carrier biology across oncology and inflammatory metabolic diseases

Neve Yarak, Israel, February 25, 2026 (GLOBE NEWSWIRE) – N2OFF, Inc. (NASDAQ: NITO) (“N2OFF” and the “Company”), a drug discovery company that is also investing in solar energy assets based on the RTB (Ready to Build) business model, today announced a comprehensive corporate rebranding to Nexentis Technologies Inc. (“Nexentis”) and change in the trading symbol of the Company to “NXTS” on the Nasdaq Capital Market. The name change and the symbol change will take effect on the Nasdaq Capital Market on February 26, 2026.

The new name and brand are designed to reflect the Company’s transformation into an innovative AI and data-driven computational biotech platform focused on mitochondrial biology, precision oncology and inflammatory metabolic diseases.

At the core of this rebranding is the integration and scaling of MitoCareX Bio Ltd. (“MitoCareX”), now a wholly-owned subsidiary of the Company, which brings a proprietary discovery engine targeting the mitochondrial SLC25 carrier family using its MITOLINE™ algorithm and structure-guided virtual screening workflows. Nexentis intends to harness this platform to build a diversified pipeline of first-in-class small-molecule programs, while continuing to selectively manage its RTB solar energy investments as a non-core, value-optimizing asset base.

The rebranding follows a strategic process and a series of recent milestones that have repositioned the Company:

●	Closing of MitoCareX acquisition and strategic pivot to biotech: On October 20, 2025, N2OFF completed the acquisition of MitoCareX, a biotechnology company focused on drug discovery for resistant cancers and inflammatory metabolic disease indications through targeting the mitochondrial SLC25 protein family, with MitoCareX becoming a wholly-owned subsidiary. The transaction marked a deliberate expansion from cleantech into biotechnology and established the foundation for the Company’s drug discovery and development-focused strategy.
●	Validation of the MITOLINE™ discovery platform: MitoCareX has generated multiple rounds of in vitro data using its MITOLINE™-powered discovery engine, including earlier studies demonstrating anti-tumor activity and target engagement of mitochondrial carrier-directed small molecules in cancer-relevant models. Most recently, the Company reported preliminary in vitro findings showing that selected MITOLINE™-derived small-molecule candidates reduced key pro-inflammatory markers in human immune cells, providing MitoCareX with an initial line of evidence that mitochondrial carrier modulation can deliver anti-inflammatory benefit in human-relevant systems. Together, these results support further in vivo validation and lead optimization across multiple inflammatory metabolic disease indications in markets projected to exceed $120 billion by 2030.

●	Advancing a precision oncology and inflammation pipeline: Building on its core expertise in mitochondrial carriers, MitoCareX is progressing a pipeline focused on hard-to-treat resistant cancers, alongside additional programs in metabolic-inflammatory diseases. Guided by MITOLINE, the Company is working toward preclinical candidate nominations and aims to translate its in silico and in vitro discoveries into development-ready assets.

The Nexentis brand is intended to capture the Company’s focus on the “next” generation of mitochondrial medicines, enabled by a computational platform and rigorous disease biology. Management believes this sharpened identity has the potential to enhance strategic clarity, improve alignment with the Company’s R&D priorities, and support engagement with partners and potential collaborators across the biotech and pharmaceutical ecosystem.

About N2OFF Inc:

N2OFF owns 100% of MitoCareX Bio Ltd, a drug discovery company engaged in targeting cancer and inflammatory metabolic disease indications through the mitochondrial SLC25 protein family. Additionally, N2OFF adopted an investment strategy focused on European renewable energy assets utilizing a RTB (Ready to Build) business model. The Company is currently the lead investor in four solar projects across three European Union countries, all introduced by Solterra Renewable Energy Ltd., a wholly owned subsidiary of Solterra Energy Ltd.

N2OFF also controls approximately 98% of Save Foods Ltd., an Israeli company focused on post-harvest treatment technologies designed to reduce pathogen contamination in fruits and vegetables.

For more information, please visit www.n2off.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, the Company is using forward-looking statements when it discusses how it to intends to build a diversified pipeline of first-in-class small-molecule programs, while continuing to selectively manage its RTB solar energy investments as a non-core, value-optimizing asset base, how the Company is working toward preclinical candidate nominations and aims to translate its in silico and in vitro discoveries into development-ready assets, its focus on the “next” generation of mitochondrial medicines, enabled by a computational platform and rigorous disease biology and the potential to enhance strategic clarity, improve alignment with the Company’s R&D priorities, and support engagement with partners and potential collaborators across the biotech and pharmaceutical ecosystem. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause N2OFF’s and its subsidiaries’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those anticipated in these forward-looking statements include, among other things, our market and other conditions, history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all; uncertainties of cash flows and inability to meet working capital needs; the initiation, timing, progress and results of our preclinical studies, clinical trials and other product candidate development efforts; our ability to advance our product candidates into clinical trials or to successfully complete our preclinical studies or clinical trials; our receipt of regulatory approvals for our product candidates, and the timing of other regulatory filings and approvals; the clinical development, commercialization and market acceptance of our product candidates; our ability to establish and maintain strategic partnerships and other corporate collaborations; the implementation of our business model and strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others; competitive companies, technologies and our industry; risks related to not satisfying the continued listing requirements of Nasdaq Capital Market; and statements as to the impact of the political and security situation in Israel on our business. More information on these risks, uncertainties and other factors is included from time to time in the “Risk Factors” section of N2OFF’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2025 and other public reports filed with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Investor Relations Contact:

Michal Efraty

michal@efraty.com